Exhibit 10.2

FIRST AMENDMENT TO COLLABORATION AGREEMENT

This First Amendment to the Collaboration Agreement (this "First Amendment") is entered into as of January 13, 2026 by and between Rani Therapeutics, LLC, a California limited liability company ("Rani"), and ProGen Co., Ltd. ("ProGen"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

Recitals

WHEREAS, Rani and ProGen are parties to that certain Collaboration Agreement dated June 17, 2024 (the "Agreement");

WHEREAS, pursuant to Section 10.5.3 (Non-Program Data) of the Agreement, ProGen has the right to publicly disclose, publish and/or present Compound-Specific Data without requiring prior consent of Rani;

WHEREAS, Rani and ProGen wish to amend Section 10.5.3 (Non-Program Data) of the Agreement to coordinate the disclosure of certain Compound-Specific Data with the disclosure of Program Data, and leave all other terms unchanged;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.
First Amendment to Section 10.5.3 (Non-Program Data) of the Agreement

Section 10.5.3 of the Agreement is hereby amended and restated in its entirety as follows:

10.5.3 Non-Program Data. Notwithstanding anything to the contrary herein, Rani shall have the right to publicly disclose, publish and/or present Oral Delivery Data and ProGen shall have the right to publicly disclose, publish and/or present Compound-Specific Data, in each case without requiring prior consent; provided however, that ProGen and Rani shall coordinate and align the timing of disclosure of any Compound-Specific Data relating to the treatment of obesity (including non-oral delivery of Compound) with the timing of disclosure of any Program Data. For clarity, Rani shall have the right to publish and/or present Program Data aggregated in an anonymized manner with other data regarding the Oral Delivery Technology (e.g., delivery success rate, number of individuals to whom the Device has been administered, Device-related safety data).

2.
No Other Changes

Except as expressly amended by this First Amendment, all terms, conditions, covenants, representations, and warranties contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

3.
Counterparts

This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered electronically or by PDF shall be deemed effective.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

RANI THERAPEUTICS, LLC

By:

Name: Talat Imran

Title: CEO

1/13/2026

PROGEN CO, LTD

By:

Name: Dr. Jongyyun Kim

Title: CEO and the President